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                                                                EXHIBIT 10 (x)

                              SECRETARIAL CERTIFICATION
                              BOARD OF DIRECTORS MEETING
                              TCF FINANCIAL CORPORATION
                                   OCTOBER 22, 1996

                                16b-3 CHANGES TO PLANS


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    Following discussion, and upon motion duly made, seconded and carried, the following resolutions were adopted:

    WHEREAS, the Board has authority to amend the TCF Financial Executive Deferred Plan (under Section 12 thereof), the Senior Officer Deferred Plan (under section 11 thereof) and the TCF Directors Deferred Compensation Plan (under Section 13 thereof) and a sub-committee consisting of the non-employee members (as defined under Rule 16b-3 of the Securities and Exchange Commission (the "SEC")) of the Personnel/Affirmative Action Committee has the authority to amend the TCF Financial 1995 Incentive Stock Program and the Supplemental Employee Retirement Plan (the "SERP"); and

    WHEREAS, the SEC has adopted revised rules under Section 16b-3 of the Securities Exchange Act of 1934 relating to the requirements which benefits plans must satisfy in order for transactions in company stock occurring in connection with such plans to be exempt from "short swing profits" liability under Section 16 of that Act; and

    WHEREAS, legal counsel has proposed amendments to various employee plans of this corporation in order to comply with the new Rule 16b-3 and the sub-committee has recommended and approved such amendments to be in the best interests of the corporation and this Board wishes to approve the amendments to the Executive Deferred and Director Plans effective as of November 1, 1996;

    NOW, THEREFORE, IT IS HEREBY

    FURTHER RESOLVED, that the TCF Directors Deferred Compensation Plan be amended effective on and after November 1, 1996 to restate Section 10 thereof to read as follows in full:

    2. ADMINISTRATIVE COMMITTEE. The Committee shall consist of such members of the Personnel Committee of the Board of Directors of TCF Financial Corporation who qualify as non-employee directors from time to time under Rule 16b-3 of the Securities and Exchange Commission.


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    10.  RULE 16b-3..   This Plan is intended to qualify for the exemption from
short swing profits liability under Section 16(b) of the Securities Exchange Act of 1934 provided by Rule 16b-3 of the Securities and Exchange Commission. Notwithstanding anything in this Plan to the contrary, for a director who is subject to liability under Section 16 of the Securities and Exchange Act of 1934, the following special provisions apply:

    a. Any election of Deferred Amounts of stock or fees under paragraph l.b. shall be exercised in writing by the Director and filed with the Committee no later than the date prior to the date the stock grant is awarded or the first date on which fees, part or all of which is to become a Deferred Amount, begin
to be earned.   Deferred Amounts of fees, to the extent they are forwarded to the trustee, shall be so forwarded on or immediately after the date on which the fees would otherwise be paid and shall be deemed to be invested in TCF Stock on the same date and for the same purchase price as the Trustee actually purchases such Stock. The Trustee shall purchase such the Stock as soon as practicable after the fees payment date for which the Deferred Amount is received, and in any event no later than two weeks after such date, with the exact date and purchase terms to be determined by a stock broker or other investment professional on the basis of such person's judgment as to the best available purchase price for the Plan and Trust. If Deferred Amounts are not forwarded to the Trustee, the deferred fees shall be deemed to be invested in TCF Stock at the average of the high and low sales prices for such Stock on the date the fees would otherwise be paid.

    b. In the event of one or more distributions to a Director subject to this Section under Section 5 of this Plan, the Committee shall specify whether such distributions will be in cash or in TCF Stock and for purposes of the distribution the value of such Stock shall be equal to its value on or about the third business day prior to the date of distribution.

    c. In the case of a Director subject to this Section, for purposes of an emergency payout resulting in liquidation of TCF Stock the value of TCF Stock shall be equal to its value on or about the third business day prior to the distribution.

    I, Gregory J. Pulles, Secretary of TCF Financial Corporation do hereby certify that the foregoing is a true and correct copy of excerpt of minutes of the Board of Directors of TCF Financial Corporation held on October 22, 1996, and that the minutes have not been modified or rescinded as of the date hereof.


(Corporate Seal)



Dated:  March 21, 1997
                                  /s/ Gregory J. Pulles
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                                   Gregory J. Pulles